Exhibit 99.2

EFiled: Oct 06 2014 03:50PM EDT Transaction ID 56150073 Case No. 9359-VCP

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HENRY ZWANG, Derivatively on Behalf of	)
AUTOLIV, INC.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 9359-VCP
)
JAN CARLSON, MATS WALLIN, LARS	)
NYBERG, JAMES M. RINGLER, GEORGE A.	)
LORCH, ROBERT W. ALSPAUGH,	)
KAZUHIKO SAKAMOTO, LARS	)
WESTERBERG, WOLFGANG ZIEBART,	)
S. JAY STEWART, SUNE CARLSSON, and	)
WALTER KUNERTH,	)
)
Defendants,	)
)
- and -)
)
AUTOLIV, INC., a Delaware corporation,	)
)
Nominal Defendant.	)

STIPULATION OF SETTLEMENT

This Stipulation of Settlement (“Stipulation”),1 dated October 3, 2014, is entered into, by and through their respective undersigned counsel, among and between: (i) Plaintiff Henry Zwang (“Zwang”), individually and derivatively on behalf of Autoliv, Inc. (“Autoliv” or the “Company”); (ii) Individual Defendants Jan Carlson, Mats Wallin, Lars Nyberg, James M. Ringler, George A. Lorch, Robert W. Alspaugh, Kazuhiko Sakamoto, Lars Westerberg, Wolfgang Ziebart, S. Jay Stewart, Sune Carlsson, and Walter Kunerth; and (iii) nominal defendant Autoliv.

[1]	All capitalized terms are defined in Section IV.1 below, unless otherwise noted.

This Stipulation is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims against the Released Persons and dismiss the Action with prejudice, upon the terms and subject to the conditions set forth herein, subject to Court approval pursuant to Delaware Court of Chancery Rule 23.1.

I.	BACKGROUND OF THE ACTIONS AND SETTLEMENT NEGOTIATIONS

Autoliv develops, manufactures, and markets automotive safety products including seatbelts, airbags, and steering wheels. On June 6, 2012, the U.S. Department of Justice (the “DOJ”) announced that Autoliv pled guilty to fixing prices of automobile parts from 2006 until at least February 2011 (the “Plea Agreement”). On June 18, 2013, Plaintiff served an inspection demand pursuant to 8 Delaware General Corporation Law section 220 (“Section 220”). As part of the inspection demand, Plaintiff provided documentary evidence of beneficial ownership. Throughout July and early August of 2013, the Parties exchanged correspondence concerning the propriety of the inspection demand and engaged in teleconferences to negotiate the scope of the production pursuant to Section 220. After reaching an agreement on the scope, the Parties attempted to negotiate a confidentiality agreement. The Parties were unable to reach an agreement on the scope and terms of the confidentiality agreement.

On November 18, 2013, Plaintiff filed an action pursuant to Section 220 against Autoliv in the Court of Chancery of the State of Delaware (the “Court”) under the caption Zwang v. Autoliv, Inc., Case No. 9098 (the “220 Action”), seeking to enforce his Section 220 inspection demand. Following the filing of the 220 Action, the Parties were able to reach an agreement regarding a confidentiality agreement and the scope of production in response to the inspection demand. Plaintiff voluntarily dismissed the 220 Action on December 4, 2013, after successfully negotiating a confidentiality agreement with the Company’s counsel.

After the Parties reached an agreement concerning an appropriate confidentiality agreement and the scope of production in response to the inspection demand, Autoliv produced nearly 2,300 pages of relevant documents spanning a seven year period. These documents included, inter alia, meeting minutes and presentations related to compliance and compliance controls at the Company, the Plea Agreement and plea and allocution entered pursuant to the Plea Agreement in a related criminal conspiracy action, documents concerning antitrust investigations by various domestic and foreign governments, and documents reflecting the Company’s antitrust compliance activities.

On February 18, 2014, Plaintiff filed a Verified Shareholder Derivative Complaint for Breach of Fiduciary Duty, Waste of Corporate Assets, and Unjust Enrichment (the “Action”) in the Court under the caption, Zwang v. Carlson, Case No. 9359. The complaint alleged, among other things, that the Individual Defendants breached their fiduciary duties to the Company in connection with the alleged fixing of prices of automobile parts. Specifically, the complaint alleged that Autoliv lacked adequate internal controls and adequate legal and regulatory compliance systems and disclosures.

Following the filing of a related federal securities action captioned Construction Laborers Pension Trust of Greater St. Louis v. Autoliv,Inc., Case No. 1:13-cv-02546-JPO (S.D.N.Y. Apr. 17, 2013) (the “Securities Class Action”), and the subsequent motion to dismiss briefing filed by defendants in the Securities Class Action on December 20, 2013 and April 14, 2014, the Parties in the Action met and conferred concerning the most efficient manner in which to litigate the derivative claims brought on Autoliv’s behalf. On May 9, 2014, the Parties reached an agreement that the best interests of the Company and efficient and effective case management would best be served by deferring all proceedings and continuing all responsive dates pending a ruling on defendants’fully-briefed motion to dismiss the related Securities Class Action. The Parties filed a stipulation and proposed order to that effect on June 6, 2014, and the Court entered the order on June 16, 2014 (the “Stay Order”).

On July 2, 2014, Plaintiff’s Counsel sent a settlement demand letter to counsel for Defendants in order to explore whether settlement negotiations were possible and in the Company’s best interests, and proposed a derivative settlement framework, which included a comprehensive set of corporate governance reforms. Plaintiff negotiated the corporate governance reforms with the Defendants, coming to an agreement to the essential terms of the reforms to be implemented, subject to certain minor modifications to tailor the reforms to be consistent and compatible with the Company. Subsequently, the Settling Parties reached a settlement in principle, subject to the negotiation of minor details related to the execution of the settlement, and the exact language of certain of the corporate governance enhancements to be implemented.

Thereafter, Plaintiff’s Counsel reviewed 250 pages of additional internal confirmatory discovery, including documents setting forth internal policies and processes, and sales force presentations with respect to price-setting and permissible operating guidelines for various products. Plaintiff’s Counsel also reviewed hundreds of pages of pleadings in related antitrust and criminal actions provided by the Company to the Securities Class Action plaintiffs in connection with settlement negotiations in that action. Following review of the additional confirmatory discovery, Plaintiff’s Counsel performed a confirmatory interview of Ray Pekar, a Vice President of Investor Relations and Business Development, on July 29, 2014.

The Settling Parties and their respective counsel engaged in numerous additional discussions concerning the language forming the corporate governance reforms that Autoliv would adopt as part of the Settlement, and other details of the Settlement implementation. After establishing the corporate governance reforms to be implemented, the Parties were able to negotiate at arm’s-length, the remaining aspects of the Settlement, including the Plaintiff’s Counsel’s attorney fees and expenses. The Parties in the Action did not discuss the appropriateness or amount of attorneys’ fees and expenses to be paid to Plaintiff’s Counsel until the corporate governance reforms were negotiated at arm’s-length and agreed upon. As a result of these negotiations, the Settling Parties reached an agreement to settle the Action upon the terms and subject to the conditions set forth in this Stipulation (the “Settlement”).

II.	PLAINTIFF’S CLAIMS AND THE BENEFITS OF SETTLEMENT

Plaintiff believes the Action has substantial merit, and Plaintiff’s entry into this Stipulation and Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Action. However, Plaintiff and Plaintiff’s Counsel also recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Action against Defendants through trial and through possible appeals. Plaintiff’s Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Action, as well as the difficulties and delays inherent in such litigation. Plaintiff’s Counsel also are mindful of the inherent problems of proof and possible defenses to the claims alleged in such actions.

Plaintiff’s Counsel have conducted a thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, and believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Autoliv and its stockholders. Plaintiff’s Counsel have conducted an extensive investigation, including, inter alia: (i) serving an inspection demand pursuant to Section 220, and reviewing nearly 2,300 pages of documents produced by the Company; (ii) reviewing Autoliv’s press releases, public statements, U.S. Securities and Exchange Commission filings, and securities analysts’ reports and advisories about the Company; (iii) reviewing media reports about the Company; (iv) researching the applicable law with respect to the claims alleged in the Action and the potential defenses thereto; (v) preparing and filing a Section 220 complaint and a derivative complaint; (vi) conducting extensive damages analyses; (vii) participating in informal conferences with Defendants’ Counsel regarding the specific facts of the cases, the perceived strengths and weaknesses of the cases, and other issues in an effort to facilitate negotiations and fact gathering; (viii) reviewing and analyzing relevant documents and pleadings in the Securities Class Action and related antitrust and criminal actions; (ix) performing confirmatory discovery, including a confirmatory interview; and (x) negotiating this settlement with Defendants. Based upon Plaintiff’s Counsel’s evaluation, Plaintiff has determined that the Settlement is in the best interests of Autoliv and its stockholders and have agreed to settle the Action upon the terms and subject to the conditions set forth herein.

III.	DEFENDANTS’ DENIAL OF WRONGDOING AND LIABILITY

Defendants have denied and continue to deny they have committed, threatened, or attempted to commit any violations of law or breached any duty owed to Plaintiff, Autoliv, or its stockholders. Nonetheless, Defendants have concluded that further litigation of the Action would be protracted and expensive, and that it is desirable for the Action to be fully and finally settled in the matter and upon the terms and conditions set forth in this Stipulation. Defendants have also taken into account the uncertainty and risks inherent in any litigation, especially in complex cases like the Action. Defendants have, therefore, determined that it is desirable and beneficial that the Action be settled in the manner and upon the terms and conditions set forth in this Stipulation. Further, Defendants acknowledge that the Settlement is fair, reasonable, adequate, and in the best interests of Autoliv and its stockholders.

Neither this Stipulation, nor any of its terms or provisions, nor entry of the Judgment, nor any document or exhibit referred or attached to this Stipulation, nor any action taken to carry out this Stipulation, is, may be construed as, or may be used as evidence of the validity of any of the Released Claims or an admission by or against Defendants of any fault, wrongdoing, or concession of liability whatsoever by any Person in the Action, or any other actions or proceedings, whether civil, criminal, or administrative.

IV.	TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among Plaintiff (on behalf of himself and derivatively on behalf of Autoliv) and Defendants, each by and through their respective counsel, subject to the approval of the Court pursuant to Court of Chancery Rule 23.1, that the Released Claims shall be finally and fully compromised, settled, and released, and the Action shall be dismissed with prejudice, as to all Parties, upon the terms and subject to the conditions set forth herein as follows:

1. Definitions

As used in this Stipulation, the following terms have the meanings specified below:

1.1 “Action” means, collectively, Zwang v. Carlson, Case No. 9359-VCP (Del. Ch. filed February 18, 2014).

1.2 “Court” means the Court of Chancery of the State of Delaware.

1.3 “Defendants” means collectively, nominal defendant Autoliv and the Individual Defendants.

1.4 “Effective Date” means the first date by which all of the events and conditions specified in paragraph 6.1 herein have been met and have occurred.

1.5 “Final” means the expiration of all time to seek appeal or other review of the Judgment, or if any appeal or other review of such Judgment is filed and not dismissed, after such Judgment is upheld on appeal in all material respects and is no longer subject to appeal, reargument, or review by writ of certiorari or otherwise.

1.6 “Individual Defendants” means Jan Carlson, Mats Wallin, Lars Nyberg, James M. Ringler, George A. Lorch, Robert W. Alspaugh, Kazuhiko Sakamoto, Lars Westerberg, Wolfgang Ziebart, S. Jay Stewart, Sune Carlsson, and Walter Kunerth.

1.7 “Judgment” means the [Proposed] Final Order and Judgment to be rendered by the Court, substantially in the form of Exhibit D attached hereto.

1.8 “Person” means an individual, corporation, limited liability corporation, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government, or any political subdivision or agency thereof, and any business or legal entity and their spouses, heirs, predecessors, successors, representatives, or assignees.

1.9 “Plaintiff” means Henry Zwang, individually and derivatively on behalf of Autoliv.

1.10 “Plaintiff’s Counsel” means Robbins Arroyo LLP and Cooch & Taylor.

1.11 “Released Claims” means any and all past and present suits, claims, debts, demands, rights, liabilities, damages, losses, equities, duties, expenses, matters and issues, and causes of action of every nature, including accrued and unaccrued, contingent and absolute, known and Unknown Claims, that have been, or could have been, asserted by Plaintiff as a stockholder, any other Autoliv stockholder, or any other Person acting or purporting to act on behalf of Autoliv, that arise out of or relate to the allegations asserted in the Action regardless of upon the legal or equitable theory such claims are based, including claims based upon state, federal or foreign law; provided, however, that it is understood that “Released Claims” and any release provided by this Settlement shall not include (a) any claims to enforce the Settlement; and (b) any claims by the Defendants or any other insured to enforce their rights under any contract or policy of insurance.

1.12 “Released Persons” means each of the Defendants and their past or present agents, officers, directors, attorneys, accountants, auditors, advisors, consultants, insurers, spouses, family members, heirs, executors, representatives, employees, estates, administrators, trusts, predecessors, successors, general or limited partners or partnership, limited liability companies, members, joint ventures, and assigns or other individual or entity in which any Defendant has a controlling interest, and each and all of their respective past and present officers, directors, employees, agents, affiliates, parents, subsidiaries, divisions, attorneys, accountants, auditors, advisors, insurers, co-insurers, re-insurers, heirs, executors, personal representatives, estates, administrators, trusts, predecessors, successors, and assigns. “Released Person” means, individually, any of the Released Persons.

1.13 “Releasing Persons” means Plaintiff (both individually and derivatively on behalf of Autoliv), any other Autoliv stockholder acting or purporting to act on behalf of Autoliv and Autoliv. “Releasing Person” means, individually, any of the Releasing Persons.

1.14 “Settlement Hearing” means the hearing set by the Court to consider final approval of the Settlement.

1.15 “Settling Parties” or “Parties” means, collectively, the derivative Plaintiff (on behalf of himself and derivatively on behalf of Autoliv) and Defendants. “Settling Party” or “Party” means, individually, any of the Settling Parties.

1.16 “Unknown Claims” means any Released Claim(s) which Plaintiff or Defendants do not know of or suspect to exist in his, her, or its favor at the time of the release of the Released Claims, including without limitation those which, if known, might have affected the decision to enter into the Settlement. With respect to any and all Released Claims, the Parties agree that upon the Effective Date, the Parties expressly and all Releasing Persons shall be deemed to have waived the provisions, rights, and benefits conferred by or under California Civil Code section 1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to section 1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The Parties acknowledge that they may hereafter discover facts in addition to or different from those now known or believed to be true by them, with respect to the subject matter of the Released Claims, but it is the intention of the Parties to completely, fully, finally, and forever compromise, settle, release, discharge, and extinguish any and all Released Claims, known or unknown, suspect or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which do now exist, or heretofore existed, or may hereafter exist, and without regard to the subsequent discovery of additional or different facts. The Parties acknowledge that the foregoing waiver was separately bargained for and is a key element of this Stipulation of which this release is a part, and was relied upon by each and all of the Defendants in entering into the Settlement.

2. Terms of the Settlement

2.1 As a result of the filing, prosecution, and settlement of the Action, Autoliv has agreed to formally express and/or implement and maintain in substance the corporate governance reforms, additions, amendments, or formalizations identified in Exhibit A attached hereto, for a period of no less than two years. Notwithstanding the foregoing, these corporate governance reforms shall not be binding on a successor entity in the event that Autoliv merges with or is acquired by such successor entity and, following the merger or acquisition, Autoliv is not the surviving entity or is a wholly-owned subsidiary.

2.2 Defendants acknowledge and agree that the Reforms, additions, amendments, or formalizations identified in Exhibit A attached hereto are material and extensive and confer substantial benefits upon Autoliv and its stockholders. Defendants also acknowledge that the prosecution and settlement of the Action was a substantial and material factor in their decision to adopt and/or implement the Reforms set forth in Exhibit A.

3. Approval and Notice

3.1 Promptly after execution of this Stipulation, Plaintiff shall submit this Stipulation together with its exhibits to the Court, and shall apply for entry of the [Proposed] Scheduling Order (the “Scheduling Order”), substantially in the form of Exhibit B attached hereto, requesting: (i) the approval of the manner of notice to Autoliv stockholders substantially in the form attached hereto as Exhibit C; (ii) the Court’s consideration of the proposed Settlement and Plaintiff’s application for attorneys’ fees and expenses; and (iii) a date for the Settlement Hearing.

3.2 Notice to Autoliv stockholders shall consist of the Notice of Pendency and Proposed Settlement of Stockholder Derivative Action (the “Notice”), substantially in the form attached hereto as Exhibit C, and shall be provided to Autoliv Stockholders as follows:

(a) within ten business days after the entry of the Scheduling Order, Autoliv shall file a Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) that includes the Notice and this Stipulation;

(b) within ten business days after the entry of the Scheduling Order, Autoliv and Robbins Arroyo LLP shall post copies of the Notice and this Stipulation on their website; and

(c) within ten business days after the entry of the Scheduling Order, Autoliv shall mail the Notice with Exhibit A to all Autoliv Stockholders of record as of the date of this Stipulation.

3.3 Ten business days prior to the Settlement Hearing, Defendants’ counsel shall serve on counsel in the Action and file with the Court an appropriate affidavit with respect to the preparation and mailing of the Notice, and Plaintiff’s Counsel shall serve on counsel in the Action and file with the Court an appropriate declaration with respect to posting of the Notice and Stipulation.

3.4 Autoliv, on behalf of the Individual Defendants, shall be responsible for all costs associated with the mailing of the Notice. If additional notice is required by the Court, then the cost and administration of such additional notice will be borne by Autoliv on behalf of the Individual Defendants.

3.5 The Parties believe the content and manner of notice constitutes adequate and reasonable notice to Autoliv stockholders pursuant to applicable law and due process.

3.6 Pending the Court’s determination as to final approval of the Settlement, Plaintiff agrees to stay this proceeding and not to initiate any and all other proceedings other than those incident to the Settlement itself.

3.7 The Parties will request the Court to order (in the Scheduling Order) that, pending final determination of whether the Settlement should be approved, Plaintiff in the Action and all Autoliv stockholders are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against Defendants or any of the Released Persons.

4. Attorneys’ Fees and Expenses

4.1 Subject to Court approval, Autoliv shall pay or cause to be paid to Plaintiff’s Counsel attorneys’ fees and expenses in the agreed-to amount of $ 495,000 (the “Fee and Expense Amount”). The Fee and Expense Amount shall be paid to Robbins Arroyo LLP within ten business days after the Court enters the Judgment, subject to Plaintiff’s Counsel’s obligation to refund that amount within ten business days if the Settlement is reversed or modified on appeal. Except as otherwise provided herein, each of the Parties shall bear his, her, or its own fees and costs.

4.2 Any failure of the Court to approve a request for attorneys’ fees and expenses in whole or in part shall not affect the remainder of the Settlement.

4.3 No fees or expenses shall be paid to Plaintiff’s Counsel pursuant to the Settlement in the absence of approval by the Court of a complete release of all Released Persons, substantially in the form of paragraph 5.1 herein. This paragraph shall be immediately binding on the Parties.

4.4 Except as provided in section 4 of this Stipulation, Defendants shall have no obligation to pay or reimburse any fees, expenses, costs or damages alleged or incurred by Plaintiffs, by Autoliv stockholders, by any members of the Securities Class Action, or by their attorneys, experts, advisors, or representatives with respect to the Released Claims.

4.5 The Settling Parties further stipulate that Plaintiff’s Counsel may apply to the Court for an incentive amount of up to $ 5,000 for the Plaintiff (the “Incentive Amount”), only to be paid upon Court approval, and to be paid from the Fee and Expense Amount, in recognition of Plaintiff’s participation and effort in the prosecution of the Action. The failure of the Court to approve any requested Incentive Amount, in whole or in part, shall have no effect on the Settlement set forth in this Stipulation. Neither Autoliv nor any of the Individual Defendants shall be liable for any portion of any Incentive Amount.

5. Releases

5.1 Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims against the Released Persons; provided, however, that such release shall not affect any claims to enforce the terms of this Stipulation.

5.2 Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against Plaintiff and Plaintiff’s Counsel; provided, however, that such release shall not affect any claims to enforce the terms of this Stipulation.

6. Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination

6.1 The Settlement shall be conditioned on the occurrence of all of the following events:

(a) the dismissal with prejudice of the Action without the award of any damages, costs, fees or the grant of any further relief, except as provided in paragraph 4.1 of this Stipulation;

(b) Court approval of the Settlement following notice to Autoliv stockholders and the Settlement Hearing;

(c) entry of the Judgment in the Action approving the proposed Settlement and providing for the dismissal with prejudice of the Action and approving the grant of the release of the Released Claims;

(d) the inclusion in the final judgment of a provision enjoining Plaintiff and Autoliv Stockholders from asserting any of the Released Claims; and

(e) the passing of the date upon which the Judgment becomes Final.

6.2 If any of the conditions listed in paragraph 6.1 are not met, this Stipulation and any Settlement documentation shall be null and void and of no force and effect. In the event that any of the conditions listed in paragraph 6.1 are not met, the Settling Parties shall be restored to their positions on the date immediately prior to the execution date of this Stipulation, this Stipulation shall not be deemed to constitute an admission of fact by any Settling Party, and neither the existence of this Stipulation, nor its contents shall be admissible in evidence or be referred to for any purposes in the Action or in any litigation or judicial proceeding. Also, this Stipulation shall not be deemed to entitle any party to the recovery of costs and expenses incurred in connection with the intended implementation of the Settlement, except as provided in paragraph 4.1 of this Stipulation. Further, all releases delivered in connection with this Stipulation shall be null and void.

6.3. Each of the Defendants shall have the right to withdraw from the Settlement in the event that any claims related to the subject matter of the Action are commenced or prosecuted against any of the Released Persons in any court prior to final approval of the Settlement and (following a motion by the Defendants) such claims are not dismissed with prejudice or stayed in contemplation of dismissal. In the event such claims are commenced, the Parties agree to cooperate and use their reasonable best efforts to secure the dismissal (or a stay in contemplation of dismissal following final approval of the Settlement) thereof.

7. Miscellaneous Provisions

7.1 The Settling Parties: (i) acknowledge that it is their intent to consummate this Stipulation; and (ii) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

7.2 The Settling Parties agree that terms of the Settlement were negotiated in good faith by the Parties, and reflect a Settlement that was reached voluntarily after consultation with competent legal counsel. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.

7.3 The existence of or the provisions contained in this Stipulation shall not be deemed to prejudice in any way the respective positions of the Settling Parties with respect to the Action, shall not be deemed a presumption, a concession, or admission by any of the Settling Parties of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the Action or with respect to any of the claims settled in the Action, or any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any Person in the Action, or in any other action or proceeding, except for any litigation or judicial proceeding arising out of or relating to this Stipulation or the Settlement whether civil, criminal, or administrative, for any purpose other than as provided expressly herein.

7.4 The Exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference. This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes between the Settling Parties with respect to the Action, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.

7.5 This Stipulation may be modified or amended only by a writing signed by the signatories hereto.

7.6 This Stipulation shall be deemed drafted equally by all Settling Parties hereto.

7.7 This Stipulation and the Settlement contemplated by it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware’s conflict of law rules.

7.8 No representations, warranties, or inducements have been made to any of the Parties concerning this Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.

7.9 Each counsel or other Person executing this Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so.

7.10 This Stipulation shall be binding upon and inure to the benefit of the Settling Parties and their respective agents, executors, heirs, successors, and assigns.

7.11 This Stipulation may be executed in counterparts by the signatories hereto, including by facsimile, and as so executed shall constitute one agreement.

7.12 All proceedings in the Action shall be stayed, except as provided in this Stipulation. Other than seeking approval of the Settlement or as permitted herein or as may be expressly required by the Court, the Settling Parties agree that they will not take any action, take any discovery, or make any filings in the Action other than those contemplated by this Stipulation.

7.13 The Court shall retain jurisdiction with respect to implementation and enforcement of the terms of this Stipulation, and the Settling Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement embodied in this Stipulation.

7.14 The following exhibits are annexed hereto and incorporate herein by reference:

(a) Exhibit A: Corporate Governance Term Sheet;

(b) Exhibit B: Scheduling Order;

(c) Exhibit C: Notice of Pendency and Proposed Settlement of Stockholder Derivative Action; and

(d) Exhibit D: Final Order and Judgment.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, dated this 3rd day of October, 2014.

DATED: October 3, 2014	/s/ Blake A. Bennett
Blake Bennett (ID No. 5133)
COOCH AND TAYLOR, P.A.
The Brandywine Building
1000 West Street, 10th Floor
P.O. Box 1680
Wilmington, Delaware 19899
(302) 984-3889

Brian J. Robbins
Felipe J. Arroyo
Julia M. Williams
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, California 92101
(619) 525-3990

Attorneys for Plaintiff Henry Zwang
DATED: October 3, 2014

/s/ Paul J. Lockwood
Paul J. Lockwood (ID No. 3369)
Lauren N. Rosenello (ID No. 5581)
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
920 North King Street
P.O. Box 636
Wilmington, Delaware 19899
(302) 651-3000

Jay B. Kasner
Scott D. Musoff
SKADDEN, ARPS, SLATE,
MEAGHER & FLOM LLP
Four Times Square
New York, New York 10036
(212) 735-3000

Attorneys For Defendants
Jan Carlson, Mats Wallin, Lars Nyberg,
James M. Ringler, George A. Lorch,
Robert W. Alspaugh, Kazuhiko Sakamoto,
Lars Westerberg, Wolfgang Ziebart, S. Jay
Stewart, Sune Carlsson, Walter Kunerth
and Nominal Defendant Autoliv, Inc.

EXHIBIT A

ZWANG V. AUTOLIV, INC., ET AL

CIVIL ACTION NO. 9359

GOVERNANCE REFORMS

Legal Compliance and Oversight System Objectives

Autoliv will adopt and/or maintain policies, procedures and standards to ensure the effective implementation of its antitrust compliance programs, procedures, employee training, and data management systems. Such systems shall include the maintenance or creation of compliance oversight positions and/or departments as needed, including the maintenance of a Legal Compliance Group with roles and responsibilities for antitrust compliance based upon recommendations of the Compliance Committee.

The Legal Compliance Group shall assist the Vice President of Compliance with the design, implementation, and enforcement of a compliance and ethics program directed to antitrust and competition issues, as is deemed appropriate and necessary under the circumstances. As reflected in the amended charter for the Compliance Committee discussed below, the Vice President of Compliance shall, on at least an annual basis, provide a written report to the Compliance Committee outlining the Legal Compliance Group’s activities regarding antitrust and competition issues, and any other items that the Compliance Committee may request. The Legal Compliance Group shall assist the Compliance Committee with any credible or material reports of any antitrust or competition issue received by the Company.

As further set forth in the amended charter for the Compliance Committee, to monitor compliance, the Compliance Committee shall oversee an audit program sufficient to review and consider the effectiveness of the Company’s antitrust compliance policies and procedures. The results of this audit program shall be provided to the Compliance Committee, Vice President of Compliance, and Legal Compliance Group, and may be provided to Autoliv’s external auditors and Audit Committee as appropriate.

Compliance Committee Supervision and Oversight

To effectuate the above compliance objectives, the Compliance Committee of the Board shall operate pursuant to the amended charter attached hereto as Exhibit 1, which shall be published on the Company’s website. The Board shall maintain the existence of the Compliance Committee and these changes to its charter for a minimum two years.

Audit Committee Oversight of Disclosure Controls

To further effectuate the above compliance objectives, the Audit Committee shall adopt the amended Audit Committee charter attached hereto as Exhibit 2, which shall be published on the Company’s website. The Board shall maintain the existence of these changes to the Audit Committee charter for a minimum of two years.

EXHIBIT A1

CHARTER OF THE COMPLIANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF AUTOLIV, INC.

I.	PURPOSE OF THE COMMITTEE

The purposes of the Compliance Committee (the ‘“Committee”) of the Board of Directors (the “Board”) of Autoliv, Inc. (the “Corporation”) shall be to provide assistance to the Board in overseeing the Corporation’s compliance program with respect to: (i) compliance with the laws and regulations applicable to the Corporation’s business and (ii) compliance with the Corporation’s Standards of Business Conduct and Ethics and related policies by employees, officers, directors and other agents and associates of the Corporation that are designed to support lawful and ethical business conduct by the Corporation and its employees and promote a culture of compliance.

II.	CHARTER

At least annually, the charter will be reviewed and reassessed by the Committee and any proposed changes will be submitted the Board for approval.

III.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of three or more directors who qualify as independent directors (“Independent Directors”) under the listing standards of the New York Stock Exchange (the “NYSE”). The Committee’s membership should, unless the Board determines otherwise, include at least one member of the Audit Committee.

The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and elected annually to one-year terms by majority vote of the Board at the first meeting of the Board to be held following the annual meeting of stockholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Independent Directors then in office. The Board shall designate one member of the Committee as its Chairperson who shall be an independent member of the Board and have relevant experience in legal and corporate compliance, regulatory or governmental affairs and legal and regulatory risk analysis.

The Vice President of Compliance of the Corporation, as appointed by the Board from time to time, is responsible for updating the Corporation’s compliance program as the Committee requests or needs to meet its oversight responsibilities, and shall be responsible for implementing and disseminating the appropriate policies, practices and trainings throughout the Corporation. The General Counsel serves as counsel to the Committee at the Committee’s discretion, with such assistance from outside counsel as the General Counsel or Committee deem appropriate.

IV.	MEETINGS AND PROCEDURES OF THE COMMITTEE

~~The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Corporation and this Charter. The Committee shall, at the beginning of each year, establish a schedule of meetings. Additional meetings may be scheduled as required.~~ The Committee shall meet at least quarterly, and may, in the discretion of the Committee Chairperson, meet at more frequent intervals or at other times upon notice of the Committee members. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

An agenda, together with material relating to the subject matter of each meeting, prepared by the General Counsel, shall be sent to members of the Committee prior to each meeting.

The General Counsel shall serve as the Secretary of the Committee. The General Counsel (or his/her designee) shall prepare minutes for all meetings of the Committee to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee. The Committee shall make regular reports to the Board as it deems appropriate.

~~The Committee may form subcommittees for any purpose that the Committee deems appropriate and may delegate to such subcommittee such power and authority as the Committee deems appropriate; provided, however, that no subcommittee shall consist of fewer than two members; and provided further that the Committee shall not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Committee as a whole.~~

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Corporation. The Committee shall have the authority to retain outside legal, regulatory or other consultants to advise the Committee. The Committee may request that any director, officer or employee of the Corporation, or other person whose advice and counsel are sought by the Committee, attend a meeting of the Committee or meet with any members of, or consultants to the Committee.

V.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee shall ensure that its policies and procedures remain flexible, so that it may be in a position to respond to changing circumstances or conditions. The following duties and responsibilities fall within the scope of authority of the Committee:

(a) Oversee the Corporation’s compliance efforts with respect to the laws and regulations applicable to the Corporation’s business, the Corporation’s Standards of Business Conduct and Ethics, the Code of Conduct and Ethics for Senior Officers, the Code of Conduct for Directors, and any other similar policies adopted by the Board from time to time, and the policies and procedures designed to provide protection against retaliation for raising compliance related issues. At least annually, the Committee shall review with the Vice President of Compliance the organization, implementation and effectiveness of the Corporation’s compliance programs, the adequacy of the resources for those programs, and the metrics used by management to provide insight into the Corporation’s compliance systems and organizations;

(b) Oversee the investigation of, and may also request the investigation of, any significant instances of noncompliance or potential noncompliance with the laws and regulations applicable to the Corporation or the Corporation’s compliance programs, policies or procedures that are reported to the Committee; provided, however, that matters related to financial noncompliance or potential financial noncompliance shall be directed to the Audit Committee for investigation. The Committee may retain, at the Corporation’s expense, independent counsel or other advisers as it deems necessary or appropriate;

(c) Review the Corporation’s risk management practices and policies with regard to legal and regulatory risks, or other potential risks, facing the Corporation and shall review the Corporation’s risk management practices and policies with regard to internal compliance with the Corporation’s Standards of Business Conduct and Ethics, Code of Conduct and Ethics for Directors and Code of Conduct and Ethics for Senior Officers. The Committee should regularly receive reports from and work with the Corporation’s management to strengthen the Corporation’s risk management practices, which include: (i) measures to ensure that the Committee and the Audit Committee communicate and coordinate on a timely basis to ensure that emerging and current risks are properly identified, communicated, and managed across business lines and legal entities; and (ii) an appropriate balance of resources to ensure proper oversight of ongoing legal and compliance issues;

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(d) Review the Corporation’s Standards of Business Conduct and Ethics, Code of Conduct and Ethics for Directors, Code of Conduct and Ethics for Senior Officers and other related policies, in effect currently or hereafter, applicable to employees, officers, directors and other agents and associates of the Corporation, and the procedures for identifying and investigating any alleged violation of such Code or other policy, at least annually and make recommendations to the Board as appropriate. The Committee will receive periodic reports, not less than quarterly, from the General Counsel and/or the Vice President of Compliance on the Compliance Program and ~~other~~ related activities, including global antitrust compliance and antitrust compliance efforts. At least annually, the General Counsel and/or Vice President of Compliance shall provide a report of internal audit plans and testing concerning the effectiveness of the Corporation’s antitrust compliance policies and procedures. The General Counsel may make, and the Committee may consider, recommendations to the Committee regarding the Corporation’s Standards of Business Conduct and Ethics and other compliance programs and practices. In connection with consideration of compliance programs and practices, the Committee will review and, as it deems necessary based on the recommendations of General Counsel, approve strengthening the employee training and compliance programs related to antitrust compliance;

(e) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation from internal and external sources, including the ~~Ethics Hotline~~Autoliv Helpline, regarding compliance issues and matters other than financial matters, which shall be handled by the Audit Committee, and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable compliance or ethics matters;

(f) Obtain at least ~~annually~~quarterly from the General Counsel a report on retaliation claims, lawsuits alleging retaliation, settlements of retaliation claims, and reports of alleged retaliation to the Legal Department;

(g) Obtain from the General Counsel and review such reports of relevant investigations, conduct, misconduct, and other issues as it requests and otherwise as the General Counsel deems appropriate. The General Counsel shall report to the Committee potential criminal acts and significant violations of the Standards of Business Conduct and Ethics committed by employees, officers, directors and other agents and associates of the Corporation, including vendors and customers, and all disciplinary actions and remedial measures involving compliance infractions as soon as practicable after he becomes aware of them and no later than the next scheduled meeting of the Committee;

(h) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation’s Vice President of Compliance, the General Counsel and management, including meeting with such parties separately and privately on a periodic basis. The Committee shall report to the Board at least twice annually on its compliance and risk management oversight activities;

(i) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent outside counsel, consultants or others to assist the Committee in fulfilling its duties and responsibilities, with the cost of such independent expert advisors to be borne by the Corporation;

(j) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

The Committee’s authority and responsibilities do not affect the authority and responsibilities of the Audit Committee. At least annually, the Committee shall coordinate with the Audit Committee to discuss matters of mutual interest within the context of each committee’s respective responsibilities. If the membership of the Committee does not include at least one member of the Audit Committee, then the Chair of the Committee and the Audit Committee shall meet at least twice each year to update one another on the work and issues of their respective committees.

Nothing in this Charter shall expand the duties and liabilities of any Corporation directors or officers beyond any duties and liabilities otherwise imposed by law.

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VI.	EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance. In conducting this review, the Committee shall evaluate whether its authority under these resolutions appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance, including at least the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall deliver to the Board a report setting forth the results of its evaluation, including any recommended amendments to these resolutions and any recommended changes to the Corporation’s or the Board’s policies or procedures.

AS ADOPTED BY THE BOARD OF DIRECTORS ON DECEMBER [ ], 2014

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EXHIBIT A2

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF AUTOLIV, INC.

I.	STATEMENT OF POLICY

The Audit Committee will provide assistance to the Board of Directors in fulfilling its oversight responsibility relating to (a) the integrity of the Company’s financial statements and the financial reporting process, (b) the systems of internal accounting and financial controls, the management’s monitoring and controlling of business risk, and the internal audit services function, (c) the independent auditors’ qualifications and independence, (d) the compliance by the Company with legal and regulatory requirements and (e) the preparation of the report required to be prepared by the Committee pursuant to the rules of the Securities and Exchange Commission for inclusion in the Company’s annual proxy statement. In so doing it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal audit service providers and the management of the Company.

II.	ORGANIZATION

(a) Charter

At least annually, the charter will be reviewed and reassessed by the Committee and any proposed changes will be submitted to the Board of Directors for approval.

(b) Members

The members of the Committee shall be appointed by the Board of Directors and shall be comprised of at least three Directors, who shall be qualified to serve on the Committee pursuant to the requirements of the New York Stock Exchange, the Sarbanes–Oxley Act of 2002 and the rules and regulations promulgated by SEC.

Director’s fees (including any additional amounts paid to chairs of committees and to members of committees of the Board) are the only compensation a member of the Committee may receive from the Company; provided, however, that a member of the Committee may also receive pension or other forms of deferred compensation from the Company for prior service so long as such compensation is not contingent in any way on continued service.

Each committee member shall satisfy the independence requirements of the New York Stock Exchange and Exchange Act Rule 10A-3(b)(1). No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee. Any such determination must be disclosed in the Company’s annual proxy statement.

The chairperson and a non-voting Secretary of the Committee shall be designated by the Board, provided that if the Board does not so designate a chairperson, the members of the Committee, by a majority vote, may designate a chairperson. Each member of the Committee must be “financially ALV Audit Committee literate”, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have “accounting or related financial management expertise”, as the Board interprets such qualification in its business judgment. Further, either (i) at least one member of the Committee must be a “financial expert”, as such term is defined in the rules and regulations promulgated by the SEC pursuant to the Act, or (ii) if no member of the Committee is a “financial expert”, the Committee shall so inform the Company.

Any vacancy on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. No member of the Committee shall be removed except by majority vote of the Board.

(c) Meetings

In order to discharge its responsibilities, the Committee shall at the beginning of each year establish a schedule of meetings. Additional meetings may be scheduled as required.

(d) Agenda, Minutes and Reports

An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting.

The Secretary (or his/her designee) shall prepare minutes for all meetings of the Committee to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be periodically distributed to the full Board of Directors. The Committee shall make regular reports to the Board.

(e) Access to Records, Consultants and Others

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Committee shall have the authority to retain outside legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company, the Company’s outside counsel, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to the Committee. The Committee shall meet separately, periodically, with management, with the internal auditor and with the independent auditor.

III.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

In carrying out its duties and responsibilities, the Committee’s policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. The following are within the authority of the Committee:

(a) Appoint, in its sole discretion (subject to stockholder ratification), and be responsible for the compensation, retention and oversight of the work of, the firm of independent auditors to audit the books and accounts of the Company and its subsidiaries for each fiscal year or performing other audit, review or attest services for the Company;

(b) Review and, in its sole discretion, approve in advance the Company’s independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between the Company and such auditors (which approval should be made after receiving input from the Company’s management). Prior to the engagement of the Company’s independent auditor, the Committee must receive in writing from the independent auditor a description of all relationships between such auditor and the Company or any person in financial reporting oversight roles at the Company that would bear on the auditor’s independence. Approval of audit and permitted non-audit services may also be made by the chairperson of the Committee and the person granting such approval shall report such approval to the Committee at the next scheduled meeting;

(c) Review the performance of the Company’s independent auditors, including the lead partner of the independent auditors, and, in its sole discretion (subject to stockholder ratification), make decisions regarding the replacement or termination of the independent auditors when circumstances warrant;

(d) Obtain at least annually from the Company’s independent auditors and review a report describing:

i.	the independent auditors’ internal quality-control procedures;

ii.	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues;

iii.	all relationships between the independent auditors and the Company (including a description of each category of services provided by the independent auditors to the Company and a list of the fees billed for each such category) including any such relationships that would bear on the auditors’ independence; and

iv.	Obtain at least annually from the Company’s independent auditors and review a report describing: the independent auditors’ affirmation that, as of the date of the communication to the Company, it is independent, pursuant to applicable accounting rules or standards.

The Committee should present its conclusions with respect to the above matters, as well as its review of the lead partner of the independent auditors, and its views on whether there should be a regular rotation of the independent auditors, to the Board.

(e) Oversee the independence of the Company’s independent auditors by, among other things:

i.	actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence;

ii.	ensuring that the lead audit partner and reviewing audit partner responsible for the audit of the Company’s financial statements have not performed audit services for the Company for more than the previous five consecutive fiscal years of the Company;

iii.	ensuring that the chief executive officer, controller, chief financial officer, chief accounting officer or other person serving in an equivalent position of the Company, was not, within one year prior to the initiation of the audit, an employee of the independent auditor who participated in any capacity in the Company’s audit; and

iv.	considering whether there should be a regular rotation of the Company’s independent auditors;

(f) Instruct the Company’s independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee is responsible for the selection (subject to stockholder ratification), evaluation and termination of the Company’s independent auditors;

(g) Review and accept, if appropriate, the annual audit plan of the Company’s independent auditors, including the scope of audit activities and all critical accounting policies and practices to be used, and monitor such plan’s progress and results during the year;

(h) Review the results of the year-end audit of the Company, including any comments or recommendations of the Company’s independent auditors;

(i) Review with management, the Company’s independent auditors and, if appropriate, the director of the Company’s internal auditing department, the following:

i.	the Company’s annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto;

ii.	critical accounting policies and such other accounting policies of the Company as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Company’s financial statements;

iii.	major issues regarding accounting principles and financial statements presentations, including (A) any significant changes in the Company’s selection or application of accounting principles and (B) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the ramifications and effects of alternative generally accepted accounting principles methods on the Company’s financial statements;

iv.	all alternative treatments of financial information that have been discussed by the independent auditors and management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the auditors;

v.	all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences; and

vi.	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

(j) The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” then in effect;

(k) The Committee shall determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year subject to the audit based on the review and discussions required by the SEC;

(l) Review with the chief executive officer and chief financial officer and independent auditors, periodically, the following:

i.	all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls identified by the Company’s independent auditors;

ii.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

iii.	any significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(m) Attempt to resolve all disagreements between the Company’s independent auditors and management regarding financial reporting;

(n) Review on a regular basis with the Company’s independent auditors any problems or difficulties encountered by the independent auditors in the course of any audit work, including management’s response with respect thereto, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

i.	any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise);

ii.	any communications between the audit team and the independent auditor’s national office respecting auditing or accounting issues presented by the engagement; and

iii.	any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company;

(o) Confirm that the Company’s interim financial statements included in Quarterly Reports on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” have been reviewed by the Company’s independent auditors;

(p) Review:

i.	the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures on a regular basis, including the responsibilities, budget, compensation and staffing of the Company’s internal audit function, through inquiry and discussions with the Company’s independent auditors and management of the Company; and

ii.	the yearly report prepared by management assessing the effectiveness of the Company’s internal control structure and procedures for financial reporting and stating management’s responsibility to establish and maintain such structure and procedures, prior to its inclusion in the Company’s annual report;

(q) Review with management the Company’s administrative, operational and accounting internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Company is operating in accordance with its prescribed policies, procedures and codes of conduct;

(r) Evaluate the effectiveness of the Company’s disclosure controls and procedures as of the end of each fiscal year quarter and year-end, with the Company’s external auditors, if the Committee deems necessary;

(s) Review with management the materiality of information and events relating to or affecting the Company and the timing and appropriate method of disclosure of information deemed material;

(t) Review in advance, in conjunction with senior management, each Form 10-K, Form 10-Q, and proxy statement filed by the Company with the SEC, and each Annual Report to stockholders, to determine the adequacy and accuracy of the disclosures included therein;

(u) Receive periodic reports from the Company’s independent auditors and management of the Company to assess the impact on the Company of significant accounting or financial reporting developments that may have a bearing on the Company;

(v) Establish and maintain free and open means of communication between and among the Board, the Committee, the Company’s independent auditors, the Company’s internal auditing department, and management, including meeting with such parties separately and privately on a periodic basis;

(w) Review the Company’s earnings press releases (especially the use of “pro forma” or “adjusted” information not prepared in compliance with generally accepted accounting principles), as well as financial information and earnings guidance provided by the Company to analysts and rating agencies (which review may be done generally (i.e., discussion of the types of information to be disclosed and type of presentations to be made)), ~~and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance)~~ to determine the adequacy and accuracy of the disclosures included therein;

(x) Establish clear hiring policies by the Company for employees or former employees of the Company’s independent auditors;

(y) Discuss guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

(z) Meet at least annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Company;

(aa) Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement;

(bb) Review the Company’s policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Company and members of management as well as policies and procedures with respect to officers’ expense accounts and perquisites, including the use of corporate assets. Review and approve any Related Person Transactions in accordance with the Company’s policy thereon. The Committee shall consider the results of any review of these policies and procedures by the Company’s independent auditors;

(cc) In cooperation with the Compliance Committee, review periodically the adequacy of the financial controls found within the Company’s Corporate Governance Guidelines, Standards of Business Conduct and Ethics, Senior Officer’s Code of Conduct and the Directors Code of Conduct. In furtherance of which the Committee shall review and investigate any matters pertaining to the integrity of management or adherence to Standards of Business Conduct and Ethics as required in the policies of the Company;

(dd) Obtain from the Company’s independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

(ee) Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

(ff) Secure independent expert advice to the extent the Committee determines it to be appropriate, including retaining, with or without Board approval, independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities, the cost of such independent expert advisors to be borne by the Company;

(gg) Report regularly to the Board on its activities, as appropriate. In connection therewith, the Committee should review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, or the performance of the internal audit function;

(hh) Prepare and review with the Board an annual performance evaluation of the Committee, which evaluation must compare the performance of the Committee with the requirements of this charter, and set forth the goals and objectives of the Committee for the upcoming year. The evaluation should include a review and assessment of the adequacy of the Committee’s charter. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report; and

(ii) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

* * *

While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full- time employees of the Company, it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non- audit services provided by the auditors to the Company.

AS AMENDED BY THE BOARD OF DIRECTORS ON ~~DECEMBER 18, 2012~~ [            ], 2014

EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HENRY ZWANG, Derivatively on Behalf of	)
AUTOLIV, INC.,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 9359-VCP
)
JAN CARLSON, MATS WALLIN, LARS	)
NYBERG, JAMES M. RINGLER, GEORGE A.	)
LORCH, ROBERT W. ALSPAUGH,	)
KAZUHIKO SAKAMOTO, LARS	)
WESTERBERG, WOLFGANG ZIEBART,	)
S. JAY STEWART, SUNE CARLSSON, and	)
WALTER KUNERTH,	)
)
Defendants,	)
)
- and -)
)
AUTOLIV, INC., a Delaware corporation,	)
)
Nominal Defendant.	)
)

SCHEDULING ORDER

WHEREAS, the Parties to the above-captioned action (the “Action”) have entered into a Stipulation of Settlement dated October 3, 2014 (the “Stipulation”), which sets forth the terms and conditions for the proposed Settlement and dismissal with prejudice of the Action, subject to review and approval by this Court pursuant to Delaware Court of Chancery Rule 23.1 upon notice to the current stockholders of nominal defendant Autoliv, Inc. (“Autoliv”);

WHEREAS, the Court has read and considered the Stipulation and the accompanying documents; and

WHEREAS, all parties have consented to the entry of this order;

NOW, upon application of the Plaintiff, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto,

IT IS HEREBY ORDERED this 13th day of October, 2014, as follows:

1. For purposes of this Scheduling Order, the Court incorporates by reference the definitions in the Stipulation and all capitalized terms used herein shall have the same meanings as set forth in the Stipulation unless otherwise defined herein.

2. A hearing (the “Settlement Hearing”) shall be held before Vice Chancellor Donald F. Parsons on December 15, 2014, at 2:00 p.m. in the Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, to: (a) determine whether the proposed Settlement, on the terms and conditions provided for in the Stipulation, is fair, reasonable, and adequate and in the best interests of Autoliv and current Autoliv stockholders; (b) determine whether the Court should finally approve the Stipulation and enter the Final Order and Judgment (the “Judgment”) as provided in the Stipulation, dismissing the Action with prejudice and extinguishing and releasing the Released Claims; (c) determine whether the Court should approve Plaintiff’s application for approval of the agreed to Fee and Expense Amount and Incentive Amount; (d) hear and determine any objections to the proposed Settlement; and (e) rule on such other matters as the Court may deem appropriate.

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3. The Settlement Hearing may be adjourned by the Court from time to time without further notice to anyone other than the Parties and any Objectors.

4. The Court reserves the right to approve the Stipulation at or after the Settlement Hearing with such modifications as may be consented to by the Parties and without further notice to Autoliv stockholders.

5. The Court approves, in form and content, the Notice filed by the Plaintiff with the Stipulation as Exhibit C and finds that the giving of notice substantially in the manner set forth herein meets the requirement of Court of Chancery Rule 23.1 and due process, and is the best notice practicable under the circumstances. No later than ten (10) business days after entry of this Scheduling Order, Autoliv shall file a Form 8-K with the SEC that includes the Notice and the Stipulation. Additionally, no later than ten (10) business days after entry of this Scheduling Order, Autoliv and Robbins Arroyo LLP shall post copies of the Notice and the Stipulation on their websites. No later than ten (10) business days after the entry of this Scheduling Order, Autoliv shall cause to be mailed the Notice with Exhibit A to all Autoliv stockholders of record as of the date of the Stipulation. All record holders who were not also the beneficial owners of the shares of the Company’s common stock held by them of record shall be requested to forward the Notice to the beneficial owners of those shares. All of the expenses related to the distribution of the Notice shall be paid in accordance with the terms of the Stipulation.

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6. The form and method of notice herein is the best notice practicable under the circumstances and constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice. At least ten (10) business days prior to the Settlement Hearing. Plaintiff’s Counsel and Defendants’ counsel shall file appropriate affidavits attesting to provision of the Notice and in accordance with this Scheduling Order.

7. As set forth in the Notice, any Autoliv stockholder who objects to the Stipulation, the proposed Judgment to be entered, the Fee and Expense Amount, and/or the Incentive Amount who wishes to be heard (“Objector”), may appear in person or by his, her, or its attorney at the Settlement Hearing and present any evidence or argument that may be proper and relevant; provided, however, that no Objector shall be heard or entitled to contest the approval of the terms and conditions of the settlement, or, if approved, the Judgment to be entered thereon, unless he, she, or it has, no later than ten (10) calendar days before the Settlement Hearing (unless the Court in its discretion shall thereafter otherwise direct, upon application of such person and for good cause shown), filed with the Register in Chancery, Court of Chancery, New Castle County Courthouse, 500 North King Street, Wilmington, Delaware 19801, and served (electronically, by hand, or by overnight mail) on counsel, at the addresses below, the following: (a) proof of current ownership of Autoliv stock; (b) a written notice of the Objector’s intention to appear, if any; (c) a detailed statement of the objections to any matter before the Court; and (d) a detailed statement of all of the grounds thereon and the reasons for the Objector’s desire to appear and to be heard, as well as all documents or writings which the Objector desires the Court to consider.

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Brian J. Robbins

Felipe J. Arroyo

Julia M. Williams

ROBBINS ARROYO LLP

600 B Street, Suite 1900

San Diego, California 92101

(619) 525-3990

Blake Bennett

COOCH & TAYLOR

The Brandywine Building

1000 West Street, 10th Floor

P.O. Box 1680

Wilmington, Delaware 19899

(302) 984-3889

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Attorneys for Plaintiff Henry Zwang

Paul J. Lockwood

Lauren N. Rosenello

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

920 North King Street

P.O. Box 636

Wilmington, Delaware 19899

(302) 651-3000

Jay B. Kasner

Scott D. Musoff

SKADDEN, ARPS, SLATE,

MEAGHER & FLOM LLP

Four Times Square

New York, New York 10036

(212) 735-3000

Attorneys for Defendants

Jan Carlson, Mats Wallin,

Lars Nyberg, James M. Ringler,

George A. Lorch, Robert W. Alspaugh,

Kazuhiko Sakamoto, Lars Westerberg,

Wolfgang Ziebart, S. Jay Stewart,

Sune Carlsson, Walter Kunerth

and Nominal Defendant Autoliv, Inc.

8. Any person or entity who fails to object in the manner prescribed above shall be deemed to have waived such objection (including the right to appeal), unless the Court in its discretion allows such objection to be heard at the Settlement Hearing, and shall forever be barred from raising such objection in this Action or any other action or proceeding or otherwise contesting the Stipulation, the Fee and Expense Amount, or the Incentive Amount, and will otherwise be bound by the Judgment to be entered and the releases to be given.

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9. At least twenty-one (21) calendar days prior to the Settlement Hearing, Plaintiff’s Counsel shall file with the Court a brief in support of the Settlement, including the Fee and Expense Amount and the Incentive Amount. Any objections to the Settlement, the Fee and Expense Amount, and/or the Incentive Amount shall be filed and served no later than ten (10) calendar days prior to the Settlement Hearing. At least five (5) calendar days prior to the Settlement Hearing, the Parties may file with the Court a response brief to any objections made by an Objector pursuant to paragraph 6, above.

10. In the event that the Stipulation is not approved by the Court, the Settlement and any actions taken in connection therewith shall become null and void for all purposes, and all negotiations, transactions, and proceedings connected with it: (a) shall be without prejudice to the rights of any party thereto; (b) shall not be deemed to be construed as evidence of, or an admission by any party of any fact, matter, or thing; and (c) shall not be admissible in evidence or be used for any purpose in any subsequent proceedings in the Action or any other action or proceeding. The Parties shall be deemed to have reverted to their respective status in the Action as of the date and time immediately prior to the execution of the Stipulation, and, except as otherwise expressly provided, the Parties shall proceed in all respects as if the Stipulation and any related orders had not been entered.

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11. All discovery and other proceedings in this Action (except as may be necessary to carry out the terms and conditions of the proposed Settlement) are hereby stayed and suspended until further order of the Court. Except as provided in the Stipulation, pending final determination of whether the Stipulation should be approved, all Parties to the Action are hereby barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action either directly, representatively, derivatively or any other capacity, asserting any Released Claims against Defendants or any of the Released Persons.

12. The Court may, for good cause shown, extend any of the deadlines set forth in this Order without further notice to anyone other than the Parties to the Action and any Objectors.

/s/ Donald F. Parsons, Jr.
Vice Chancellor Donald F. Parsons, Jr.

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EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

HENRY ZWANG, Derivatively on Behalf of	)
AUTOLIV, INC.,	)
)
Plaintiff,	)
v.	)	C.A.No.9359-VCP
)
JAN CARLSON, MATS WALLIN, LARS	)
NYBERG, JAMES M. RINGLER, GEORGE A.	)
LORCH, ROBERT W. ALSPAUGH,	)
KAZUHIKO SAKAMOTO, LARS	)
WESTERBERG, WOLFGANG ZIEBART,	)
S. JAY STEWART, SUNE CARLSSON, and	)
WALTER KUNERTH,	)
)
Defendants,	)
)
- and -)
)
AUTOLIV, INC., a Delaware corporation,	)
)
Nominal Defendant.	)
)

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS, a hearing was held before this Court on             , 2014 pursuant to this Court’s Scheduling Order, dated             , 2014 (the “Scheduling Order”), and upon a Stipulation of Settlement dated October             , 2014 (the “Stipulation”) outlining a settlement of the above-captioned action (the “Action”), which is incorporated herein by reference. The Parties appeared by their attorneys of record. The Court heard and considered the submissions and evidence presented in support of the proposed Settlement including the agreed to Fee and Expense Amount and the Incentive Amount. The opportunity to be heard was given to all other persons requesting to be heard in accordance with the Scheduling Order. The Court considered, among other matters, the benefits of the proposed Stipulation and the risks, complexity, expense, and probable duration of further litigation. The proposed Settlement, including the Fee and Expense Amount and the Incentive Amount, was heard and considered by the Court.

This Final Order and Judgment (“Judgment”) incorporates by reference the definitions in the Stipulation and, unless otherwise defined, all capitalized terms shall have the same meanings as set forth in the Stipulation.

IT IS ORDERED, ADJUDGED AND DECREED, this             day of                     , 2014 that:

1. The Court finds that Plaintiff and Plaintiff’s Counsel have adequately represented the interests of Autoliv, Inc. (“Autoliv” or the “Company”) and its stockholders with respect to the Action, the claims asserted therein, and all Released Claims.

2. The Court finds that the Stipulation is fair, reasonable, adequate, and in the best interests of Autoliv and current Autoliv stockholders.

3. This Court approves the Stipulation in all respects, and the Parties are directed to consummate the Settlement in accordance with the terms of the Stipulation. The Register in Chancery is directed to enter and docket this Judgment.

4. Notice has been given to all current Autoliv stockholders pursuant to and in the manner directed by the Scheduling Order, proof of dissemination of the Notice was filed with the Court, and full opportunity to be heard has been offered to all Parties, current Autoliv stockholders, and persons in interest. The Court finds that the form and means of the Notice was the best notice practicable under the circumstances and was given in full compliance with the requirements of Court of Chancery Rule 23.1 and due process of law, and that all stockholders of Autoliv are bound by this Judgment.

5. This Court has jurisdiction over the subject matter of the Action, including all matters necessary to effectuate the Stipulation and this Judgment and over all Parties to the Action, including Plaintiff, current Autoliv stockholders, and all Defendants (including nominal defendant Autoliv).

6. The Action and all claims contained therein, as well as all of the Released Claims, are dismissed with prejudice. As between Plaintiff and Defendants, the Parties are to bear their own costs, except as otherwise provided in the Stipulation and in this Judgment.

7. Upon the Effective Date, the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice the Released Claims against the Released Persons; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation.

8. Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled, released, discharged, extinguished, and dismissed with prejudice all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action against Plaintiff and Plaintiff’s Counsel; provided, however, that such release shall not affect any claims to enforce the terms of the Stipulation.

9. Nothing in this Judgment shall in any way impair or restrict the rights of any party to enforce the terms of the Stipulation.

10. The Court approves the Fee and Expense Amount of $495,000, which the Court finds to be fair and reasonable, to be paid to Plaintiff’s Counsel in accordance with the terms of the Stipulation.

11. The Court approves the Incentive Amount of $5,000, which the Court finds to be fair and reasonable, to be paid to Plaintiff from the Fee and Expense Amount in accordance with the terms of the Stipulation.

12. Neither the Stipulation, this Judgment, nor any act performed or document executed pursuant to or in furtherance of the Stipulation: (a) is or may be deemed or offered or received in evidence as a presumption, a concession, or an admission of any fault, liability, or wrongdoing, and except as required to enforce this Stipulation, shall not be offered or received in evidence or otherwise used by any party in any action, whether civil, criminal, or administrative; or (b) shall be interpreted as an admission of liability or wrongdoing on the part of the Individual Defendants, nor an admission on the part of Plaintiff of any lack of merit of the claims asserted in the Action. Notwithstanding the foregoing, Autoliv and any of the Individual Defendants may file the Stipulation, or any judgment or order of the Court related hereto, in any action that has been or may be brought against them, in order to support a claim or defense based on principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

13. Without affecting the finality of this Judgment in any way, the Court reserves jurisdiction over all matters and disputes relating to the Settlement and this Judgment, and may enter additional orders as may from time to time be necessary to implement and enforce the Settlement and this Judgment. Nothing herein dismisses or releases any claim by or against any party to the Stipulation arising out of a breach of the Settlement or violation of this Judgment.

VICE CHANCELLOR DONALD F. PARSONS